As filed with the Securities and Exchange Commission on February 13, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1160484
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1069 State Route 46 East
Batesville, Indiana	47006-8835
(Address of Principal Executive Offices)	(Zip Code)

HILL-ROM HOLDINGS, INC. STOCK INCENTIVE PLAN
(Full title of the plans)

Patrick D. de Maynadier
Senior Vice President, General Counsel and Secretary
Hill-Rom Holdings, Inc.
1069 State Route 46 East
Batesville, Indiana 47006
(Name and address of agent for service)
(812) 931-2304
(Telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum	Amount of
of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	Per Share (2)	Price	Fee
Common Stock, without par value	5,500,000 shares	$12.515	$68,832,500	$2,705.12

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may become issuable under the plan pursuant to the anti-dilution provisions therein.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the common stock reported on the New York Stock Exchange on February 11, 2009.

PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.2

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering 5,500,000 additional shares of common stock, without par value, of Hill-Rom Holdings, Inc. (the “Company”), the same class of stock for which Registration Statement No. 333-88354 was filed on Form S-8 on May 15, 2002 relating to the Company’s Stock Incentive Plan. The contents of such earlier Registration Statement are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number	Description

5.1	Validity Opinion of Barnes & Thornburg, LLP

23.1	Consent of Barnes & Thornburg, LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (set forth on the signature pages hereto)

99.1	Amended and Restated Hill-Rom Holdings, Inc. Stock Incentive Plan (incorporated by reference to Appendix II to the registrant’s definitive Proxy Statement on Schedule 14A filed on January 7, 2009)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batesville, State of Indiana, on the 13th day of February, 2009.

HILL-ROM HOLDINGS, INC. (Registrant)
By:	/s/ Patrick D. de Maynadier
Name:	Patrick D. de Maynadier
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appear below hereby constitute and appoint Patrick D. de Maynadier, Gregory N. Miller and Richard G. Keller, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on February 13, 2009.

Signature	Title

/s/ Peter H. Soderberg Peter H. Soderberg	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory N. Miller Gregory N. Miller	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard G. Keller Richard G. Keller	Chief Accounting Officer (Principal Accounting Officer)

/s/ Rolf A. Classon Rolf A. Classon	Chairman of the Board of Directors

Signature	Title

/s/ Charles E. Golden Charles E. Golden	Director

/s/ W August Hillenbrand W August Hillenbrand	Director

/s/ Ronald A. Malone Ronald A. Malone	Director

/s/ Eduardo R. Menascé Eduardo R. Menascé	Director

/s/ Patrick T. Ryan Patrick T. Ryan	Director

/s/ Joanne C. Smith Joanne C. Smith	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Validity Opinion of Barnes & Thornburg LLP

23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (set forth on the signature pages hereto)

99.1	Amended and Restated Hill-Rom Holdings, Inc. Stock Incentive Plan (incorporated by reference to Appendix II to the registrant’s definitive Proxy Statement on Schedule 14A filed on January 7, 2009)